Exhibit 3.3

FORM No.3a Registration No. 53439 BERMUDA CERTIFICATE OF INCORPORATION ON CHANGE OF NAME I HEREBY CERTIFY that in accordance with section 10 of the Companies Act 1981 New SDRL Limited by resolution and with the approval of the Registrar of Companies has changed its name and was registered as Seadrill Limited on the 2nd day of July 2018. Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 2nd day of July 2018 Maria Boodram for acting registrar of companies